EXHIBIT 99


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               NEWS RELEASE NEWS RELEASE NEWS RELEASE NEWS RELEASE
                          *** FOR IMMEDIATE RELEASE ***

FOR MORE INFORMATION, CONTACT: Robert F. Mack, Executive Vice President
                                                                  (609) 691-7700

                  SUN BANCORP, INC. ANNOUNCES STOCK REPURCHASE

Vineland, New Jersey                                            October 26, 1999


         Sun Bancorp, Inc. (NASDAQ: SNBC): Bernard A. Brown, Chairman of the Board of Sun Bancorp, Inc., Vineland, New Jersey, announced today that the Company's Board of Directors had initiated it intends to initiate a repurchase plan covering up to 9%, or 906,000 shares, of the Company's common stock to be purchased in the open market. Philip W. Koebig, III, President and Chief Executive Officer of the Company, indicated that the repurchase plan could mitigate some of the potentially dilutive effects of the Company's stock option plans and would also be available for general corporate use. The repurchases will be made from time to time in open-market transactions, subject to the availability of stock.

         Sun Bancorp is a $1.9 billion holding company for Sun National Bank and Sun National Bank, Delaware...banks that provide community banking services in New Jersey and Delaware through 74 financial service centers. Sun offers a wide variety of consumer and commercial lending and deposit services as well as other personal banking and cash management services that have been designed to meet the financial needs of its customers. Deposits at Sun are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation.

The Company's common stock is traded in the Nasdaq National Market under the symbol "SNBC".


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